EXHIBIT INDEX

8.6       Copy  of  Participation   Agreement  among  American  Enterprise  Life
          Insurance Company and The Universal Institutional Funds, Inc. and Morgan Stanley Investment Management Inc., dated September 1, 2002.

8.10 Copy of Participation Agreement by and among STI Classic Variable Trust and TRUSCO Capital Management, Inc. and American Enterprise Life Insurance Company, dated January 1, 2003.

8.11 Copy of Participation Agreement by and among American Enterprise Life Insurance Company and Van Kampen Life Investment Trust, Van Kampen Funds Inc. and Van Kampen Asset Management Inc., dated September 1, 2002.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1      Consent of  Independent Auditors for American Express Innovations(SM).

10.2      Consent of  Independent Auditors for Evergreen Essential(SM) Variable
          Annuity.

10.3      Consent of Independent  Auditors for Evergreen New Solutions  Variable
          Annuity.

10.4 Consent of Independent Auditors for American Express Innovations(SM) Classic Variable Annuity.

10.5 Consent of Independent Auditors for American Express New Solutions(R) Variable Annuity.

14.3 Power of Attorney to sign Amendments to this Registration Statement, dated April 16, 2003.

14.4 Power of Attorney to sign Amendments to this Registration Statement, dated April 21, 2003.